Exhibit 99.2

Research and Development Business of Shellcase Ltd.

Unaudited Interim Financial Statements

As of and for the nine months ended September 30, 2005

and for the nine months ended September 30, 2004

Contents	Pages
Interim Statement of Net Assets to be Sold	2
Interim Statements of Direct Revenues and Direct Operating Expenses	3
Notes to the Unaudited Interim Statement of Net Assets to be Sold	4

Research and Development Business of Shellcase Ltd.

Interim Statement of Net Assets to be Sold

(In thousands)

(Unaudited)

September 30, 2005
ASSETS SOLD
Non-current assets
Property and Equipment, Net of Accumulated Depreciation of $4,440	$4,709

The accompanying notes are an integral part of these financial statements.

Research and Development Business of Shellcase Ltd.

Interim Statements of Direct Revenues

and Direct Operating Expenses

(In thousands)

(Unaudited)

	Nine Months Ended
	September 30 2005	September 30 2004
Direct Revenues:
Royalty and License fees	$1,521	$2,301
Direct Operating expenses:
Research and Development	2,538	2,841
Selling, general and administrative	972	1,154

Total operating expenses	3,510	3,995

Excess of direct operating expenses over direct revenues	$(1,989)	$(1,694)

The accompanying notes are an integral part of these financial statements.

Notes to the Unaudited Interim Statement of

Net Assets to be Sold and

Statement of Direct Revenues and

Direct Operating Expenses

Note	(1) The Acquisition

On December 21, 2005, Tessera Technologies, Inc., (“Tessera”) completed the acquisition of certain assets of Shellcase Ltd (“Shellcase”), an Israeli Company, pursuant to the terms of the Asset Purchase Agreement dated October 31, 2005 between Tessera and Shellcase. The total purchase price for the asset acquisition was approximately $34.7 million, of which approximately $26.9 million was paid at the closing under the Asset Purchase Agreement and approximately $6.7 million was transferred to an escrow account subject to post-closing contingencies and $1.1 million relates to estimated transaction costs.

Note	(2) General

Shellcase Ltd. was formed and registered in Israel on December 22, 1992 and commenced its activities in March 1993. Shellcase was engaged in developing, manufacturing and marketing advanced packaging technologies for microelectronic integrated circuits. The portion of the Company (“Business”) acquired by Tessera under the Asset Purchase Agreement represented existing technologies for packaging microelectronic integrated circuits and related fixed assets, employees involved in developing and marketing the technologies and associated royalty revenues from the licensing of these technologies to third parties.

Note	(3) Basis of Presentation

The accompanying financial statements have been prepared on a carve out basis from the books and records maintained by Shellcase. The Business was not operated as a separate entity, but was an integrated part of Shellcase’s consolidated business.

Most of the Business’s sales were conducted in U.S. dollars, and a substantial portion of the Business’s costs incurred in U.S. dollars. Accordingly, the Business has determined the U.S. dollar as the currency of its primary economic environment and thus its functional and reporting currency.

The Business’s transactions and balances denominated in U.S. dollars are presented at their original amounts. Non-dollar transactions and balances have been remeasured to U.S. dollars in accordance with statement No. 52 of the Financial Accounting Standards Board.

The statement of net assets to be sold includes only the specific assets and liabilities related to the Business that are expected to be sold. The statement of direct revenues and direct operating expenses includes the net revenues and operating expenses directly attributable to the research and development, marketing and licensing of the developed technology comprising the Business. Direct revenues included royalties and licensing fees derived from the licensing of packaging technologies. Direct expenses included salaries and wages, fringe benefits, depreciation and amortization, rent as well as an allocation of certain direct administrative costs attributable to the support of the developed technology comprising the Business. Management believes that the allocations are reasonable; however, these allocated expenses are not necessarily indicative of costs that would be incurred on a stand-alone basis due to economies of scale, differences in management judgement, a requirement for more or fewer employees, or other factors. Future results of operations and financial position could differ materially from the historical amounts presented herein. The statement of direct revenues and direct operating expenses do not include corporate overhead, interest income, income taxes or any other indirect expenses not noted above.

Transaction systems (e.g. payroll, employee benefits, accounts receivable, accounts payable, and fixed assets) used to account for and record financial transactions were not designed to track assets/liabilities and cash receipts/payments on a specific division basis. As such, full financial statements presenting the Business’ financial position, results of operations, and its cash flows in conformity with accounting principles generally accepted in the United States of America can not be provided without unreasonable effort and expense. Management believes the omission of the full financial statements and other financial information related to the assets to be sold would not have a material impact on the reader’s understanding of the financial results, financial condition or related trends. As such, complete financial statements were not prepared as the Business was not maintained as a separate reporting unit.

(4)	Summary of Significant Accounting Policies

Use of Estimates

The accompanying statements of assets to be sold and direct revenues and direct operating expenses have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying disclosures. Actual results could differ from these estimates. Also, as discussed in note (3), these financial statements include allocations and estimates that are not necessarily indicative of the costs and expenses that would have resulted if the assets to be sold had been accounted for as a separate Business, or of the future results.

Property and Equipment

Property and equipment are recorded at cost and depreciated using the straight-line method over their estimated useful lives. Leasehold improvements are amortized over the shorter of the estimated useful life or the remaining term of the lease. Repair and maintenance costs are charged to expense as incurred.

The depreciation and amortization periods for property and equipment are as follows:

Furniture and equipment	Three to sixteen years
Laboratory equipment	Five to fourteen years
Leasehold improvements	Shorter of the estimated useful life or the remaining term of the lease

Revenue Recognition

The Business accounts for its revenues under the provisions of Staff Accounting Bulletin (“SAB”) No. 104, “Revenue Recognition in Financial Statements.” Under the provisions SAB No. 104, the Company recognizes revenues when there is persuasive evidence of an arrangement, delivery has occurred, the fee is fixed and determinable, and collectibility of the resulting receivable is reasonably assured.

Royalty and License Fees

The direct revenues include license and royalty revenue that directly relate to the intellectual property of the Business. No other revenues have been allocated. License revenue is from license projects of ShellBGA and ShellOP technologies to semiconductor device manufacturers, foundries and independent packaging houses. Licensees typically pay a non-refundable license fee and revenues from these license agreements are generally recognized at the time the license agreement is executed by both parties. Royalty revenue is from device manufacturers, foundries and independent packaging houses for ongoing use of licensed intellectual property. Royalties under the Business royalty-based technology licenses are generally based upon either unit volumes of semiconductors shipped using the Business technology or a percent of the net sales price.

Direct Operating Expenses

Certain operating expenses, mainly payroll and depreciation are specifically identifiable, and others costs, mainly office rent expense and administrative expenses, are allocated based on management’s estimates of resources utilized. Office rent expense is allocated based on percentage of space used and administrative expenses are allocated based on management’s estimate of the portion of time spent by the administrative employees on direct supporting tasks. Operating expenses consisted of the following two categories:

Direct Research and development consists of costs related to research, engineering and development of new intellectual property and are expensed as incurred. Direct research and development costs includes payroll and benefits for research and development employees, materials, rent, depreciation and amortization, and maintenance.

Direct Sales, general and administrative expenses consists primarily of costs related to sales and marketing, and administrative activities and are expensed as incurred. Direct sales, general and administrative costs includes royalties, payroll and benefits for sales, marketing, general and administrative department employees, rent and maintenance.

(5)	Subsequent Event

On October 31, 2005, Shellcase Ltd. entered into a definitive agreement to sell the Business to Tessera Technologies, Inc. for $33.6 million. The Agreement provides for $6.7 million of the consideration to be placed into escrow to secure certain obligations of Shellcase. The transaction was completed on December 21, 2005.